EXHIBIT 5
                                                                       ---------



                             JOINT FILING AGREEMENT


         In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of Amendment No. 14 to the Schedule 13D (and any further amendment filed by them) with respect to the Class A Common Stock, par value $.10 per share, and Class B Common Stock, Series 1, par value $.10 per share, of Triarc Companies, Inc.



                                        DWG ACQUISITION GROUP, L.P.

                                        By: /s/ Nelson Peltz
                                           ----------------------------------
                                                Name:  Nelson Peltz
                                                Title: General Partner


                                        By: /s/ Peter W. May
                                           ----------------------------------
                                                Name:  Peter W. May
                                                Title: General Partner

                                        /s/ Nelson Peltz
                                        --------------------------------------
                                        Nelson Peltz

                                        /s/ Peter W. May
                                        --------------------------------------
                                        Peter W. May



Dated:  September 24, 2003